UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2020

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda		HM 19
(Address of principal executive offices)		(Zip Code)

(441) 295-4513

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value $1.00 per share	RNR	New York Stock Exchange
Series C 6.08% Preference Shares, Par Value $1.00 per share	RNR PRC	New York Stock Exchange
Series E 5.375% Preference Shares, Par Value $1.00 per share	RNR PRE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series F 5.750% Preference Share, Par Value $1.00 per share	RNR PRF	New York Stock Exchange

Item 8.01	Other Events

As previously announced, on March 22, 2019, RenaissanceRe Specialty Holdings (UK) Limited, a wholly owned subsidiary of RenaissanceRe Holdings Ltd. (the “Company”), completed its purchase of all of the share capital of Tokio Millennium Re AG (now known as RenaissanceRe Europe AG), Tokio Millennium Re (UK) Limited (now known as RenaissanceRe (UK) Limited), and their respective subsidiaries pursuant to a Stock Purchase Agreement by and among the Company, Tokio Marine & Nichido Fire Insurance Co. Ltd. and, with respect to certain sections only, Tokio Marine Holdings, Inc. entered into on October 30, 2018 (the “TMR Stock Purchase”). The Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the nine-month period ended September 30, 2019, which gives effect to the TMR Stock Purchase, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit #	Description

99.1	Unaudited Pro Forma Condensed Consolidated Statement of Operations

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: January 6, 2020	By:	/s/ James C. Fraser
	Name:	James C. Fraser
	Title:	Senior Vice President and Chief Accounting Officer